Exhibit 10.1

JOINDER AND fifth LOAN MODIFICATION AGREEMENT

This Joinder and Fifth Loan Modification Agreement (this “Agreement”) is entered into as of September 21, 2021, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), (b) (i) CARECLOUD, INC. (formerly known as MTBC, INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Parent”), (ii) MTBC ACQUISITION, CORP., a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“MTBC Acquisition”), (iii) CARECLOUD PRACTICE MANAGEMENT, CORP. (formerly known as MTBC PRACTICE MANAGEMENT, CORP.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Management”), (iv) CARECLOUD HEALTH, INC. (formerly known as CARECLOUD CORPORATION), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“CareCloud Health”), and (v) MERIDIAN MEDICAL MANAGEMENT, INC. (formerly known as ORIGIN HOLDINGS INC.), a Delaware corporation with its principal place of business at 7 Clyde Road, Somerset, New Jersey 08873 (“Meridian Medical”, and, together with Parent, MTBC Acquisition, Management, and CareCloud Health, jointly and severally, individually and collectively, “Existing Borrower”), and (c) (i) MEDSR, INC., a Delaware corporation (“medSR”) and (ii) CARECLOUD ACQUISITION, CORP., a Delaware corporation (“CareCloud Acquisition”, and together with medSR, jointly, severally, individually and collectively, “New Borrower”, and New Borrower, together with Existing Borrower, jointly, severally, individually and collectively, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Existing Borrower to Bank, Existing Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 13, 2017, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 13, 2017, between Existing Borrower and Bank, as amended and affected by a certain Joinder and First Loan Modification Agreement dated as of September 20, 2018, as further amended by a certain Second Loan Modification Agreement dated as of November 15, 2019, as further amended and affected by a certain Joinder and Third Loan Modification Agreement dated as of February 28, 2020, and as further amended and affected by a certain Joinder and Fourth Loan Modification Agreement dated as of September 21, 2020 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. JOINDER TO LOAN AGREEMENT. New Borrower hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints each other Borrower as its agent for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3. SUBROGATION AND SIMILAR RIGHTS. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law until all Obligations are indefeasibly paid in full (except for inchoate indemnification obligations). Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement, the Loan Agreement or other Loan Documents, each Borrower irrevocably fully subordinates and defers, until all Obligations are indefeasibly paid in full (except for inchoate indemnification obligations) all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 3 shall be null and void. If any payment is made to a Borrower in contravention of this Section 3, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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4. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all of New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of the Loan Agreement to have superior priority to Bank’s lien under the Loan Agreement). New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Any such financing statement may indicate the Collateral as “all assets of Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5. REPRESENTATIONS AND WARRANTIES. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower was named as “Borrower” in the Loan Documents in addition to Existing Borrower.

6. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

7. DELIVERY OF DOCUMENTS. Each Borrower hereby agrees that the following documents shall be delivered to Bank prior to or contemporaneously with delivery of this Agreement, each in form and substance satisfactory to Bank:

a.	a secretary’s corporate borrowing certificate for each Borrower with respect to such Borrower’s certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement;

b.	consent of the shareholders of each Borrower authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement (if required by such Borrower’s corporate documents);

c.	a long-form Certificate of Good Standing for each Borrower from the State of Delaware;

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d.	with respect to Parent, certificates of good standing/foreign qualification, certified by the Secretary of State (or equivalent agency) from each of Arizona, California, New Jersey, New York, Tennessee, and Texas;

e.	with respect to MTBC Acquisition, certificates of good standing/foreign qualification, certified by the Secretary of State (or equivalent agency) from each of California, Colorado, New Jersey, New Mexico, Oregon, Texas and Washington;

f.	with respect to Management, certificates of good standing/foreign qualification, certified by the Secretary of State (or equivalent agency) from each of Illinois and Ohio;

g.	with respect to CareCloud Health, certificates of good standing/foreign qualification, certified by the Secretary of State (or equivalent agency) from each of Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Iowa, Illinois, Indiana, Kansas, Louisiana, Massachusetts, Maryland, Maine, Michigan, Mississippi, North Carolina, New Hampshire, New Jersey, New York, Ohio, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia, Washington;

h.	with respect to Meridian Medical, a certificate of good standing/foreign qualification, certified by the Secretary of State (or equivalent agency) from Connecticut;

i.	with respect to medSR, certificates of good standing/foreign qualification, certified by the Secretary of State (or equivalent agency) from each of California, Florida, Michigan, and Pennsylvania;

j.	the results of UCC searches for each Borrower indicating that there are no Liens other than Permitted Liens, and otherwise in form and substance satisfactory to Bank;

k.	a Perfection Certificate for each Borrower;

l.	evidence of insurance (on Acord 28 and Acord 25 certificates, together with endorsements to the liability and property policies, as acceptable to Bank) for each Borrower; and

m.	such other documents as Bank may reasonably request.

8. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	Borrower and Bank hereby acknowledge that Health, MTBC-Med, Origin Solutions, and Meridian each have merged into another Borrower prior to the Fifth LMA Effective Date and no longer maintain separate corporate existence. Accordingly, Health, MTBC-Med, Origin Solutions, and Meridian (as such entities existed prior to such mergers) are each hereby removed as a “Borrower” under the Loan Agreement.

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.8 thereof:

“(b) Anniversary Fee. For each one (1) year anniversary of the Effective Date occurring prior to the Revolving Line Maturity Date, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of Fifty Thousand Dollars ($50,000.00) (each, an “Anniversary Fee” and, collectively, the “Anniversary Fees”). Each Anniversary Fee shall be fully earned on the Effective Date but shall be due and payable on the earlier to occur of (i) such one (1) year anniversary of the Effective Date and (ii) the termination of this Agreement. In the event that the credit facility hereunder is replaced with a new facility from Bank, provided there is no existing Event of Default, the commitment fee for such facility that is payable by Borrower shall be reduced (but not to a level below Zero Dollars ($0.00)) by an amount equal to (i) Fifty Thousand Dollars ($50,000.00) multiplied by (ii) (A) the number of days in the period starting with the day following the closing date of the new facility through and including the day immediately prior to the next (1) year anniversary of the Effective Date divided by (B) 365;”

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and inserting in lieu thereof the following:

“(b) Anniversary Fee. (i) For each one (1) year anniversary of the Effective Date occurring after the Effective Date but on or prior to October 13, 2021, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of Fifty Thousand Dollars ($50,000.00) and (ii) for each one (1) year anniversary of the Effective Date occurring after October 13, 2021 but prior to the Revolving Line Maturity Date, Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of One Hundred Thousand Dollars ($100,000.00) (each fee in (i) and (ii), an “Anniversary Fee” and, collectively, the “Anniversary Fees”). Each Anniversary Fee shall be fully earned on the Effective Date but shall be due and payable on the earlier to occur of (i) such one (1) year anniversary of the Effective Date and (ii) the termination of this Agreement. In the event that the credit facility hereunder is replaced with a new facility from Bank, provided there is no existing Event of Default, the commitment fee for such facility that is payable by Borrower shall be reduced (but not to a level below Zero Dollars ($0.00)) by an amount equal to (i) One Hundred Thousand Dollars ($100,000.00) multiplied by (ii) (A) the number of days in the period starting with the day following the closing date of the new facility through and including the day immediately prior to the next (1) year anniversary of the Effective Date divided by (B) 365;”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.8(a) thereof:

“Maintain its, all of its Subsidiaries’, and any Guarantor’s operating and other deposit accounts, the Cash Collateral Account and excess cash with Bank and Bank’s Affiliates, provided, however that, (i) Parent Borrower shall be permitted to maintain its accounts with TD Bank and PayPal existing as of the First LMA Effective Date and disclosed on the Perfection Certificate, so long as the aggregate amount maintained in such accounts (for all such accounts together) does not exceed Ten Thousand Dollars ($10,000.00), (ii) Borrower shall be permitted to maintain accounts in its capacity as agent for its customers, so long as such accounts do no hold any cash or other assets of Borrower at any time, (iii) Borrower’s Foreign Subsidiaries shall be permitted to maintain accounts with financial institutions other than Bank located outside of the United States, so long as the aggregate amount maintained in the accounts in this subsection (iii) (for all such accounts together) does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00), provided, however, that the aggregate amount in such accounts may exceed the foregoing amount for a period of up to fourteen (14) consecutive Business Days, so long as the excess amount is solely due to the monthly transfer of funds from Borrower for such Subsidiaries’ payroll and business expenses or due to foreign currency exchange fluctuation, and (iv) (A) Meridian shall be permitted to maintain its account with People’s Bank account number ending 985 and (B) Origin Solutions shall be permitted to maintain its account with TD Bank account number ending 089, in the case of (A) and (B), each existing on the Fourth LMA Effective Date and disclosed on the Perfection Certificate, so long as the aggregate amount maintained in either such account does not at any time exceed (1) on or prior to October 31, 2020, Three Hundred Thousand Dollars ($300,000.00), (2) during the period commencing on November 1, 2020 through and including December 31, 2020, One Hundred Thousand Dollars ($100,000.00), and (3) on and after January 1, 2020, Twenty Thousand Dollars ($20,000.00).”

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and inserting in lieu thereof the following:

“Maintain its, all of its Subsidiaries’, and any Guarantor’s operating and other deposit accounts, the Cash Collateral Account and excess cash with Bank and Bank’s Affiliates, provided, however that, (i) Parent Borrower shall be permitted to maintain its accounts with TD Bank and PayPal existing as of the First LMA Effective Date and disclosed on the Perfection Certificate, so long as the aggregate amount maintained in such accounts (for all such accounts together) does not exceed Ten Thousand Dollars ($10,000.00), (ii) Borrower shall be permitted to maintain accounts in its capacity as agent for its customers, so long as such accounts do no hold any cash or other assets of Borrower at any time, (iii) Borrower’s Foreign Subsidiaries shall be permitted to maintain accounts with financial institutions other than Bank located outside of the United States, so long as the aggregate amount maintained in the accounts in this subsection (iii) (for all such accounts together) does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00), provided, however, that the aggregate amount in such accounts may exceed the foregoing amount for a period of up to fourteen (14) consecutive Business Days, so long as the excess amount is solely due to the monthly transfer of funds from Borrower for such Subsidiaries’ payroll and business expenses or due to foreign currency exchange fluctuation, (iv) until December 31, 2021, Meridian Medical shall be permitted to maintain its account with TD Bank account number ending 089 disclosed on the Perfection Certificate, so long as the aggregate amount maintained in such account does not at any time exceed Twenty Thousand Dollars ($20,000.00), and (v) until December 31, 2022, medSR may maintain its account with BB&T Bank, existing on the Fifth LMA Effective Date and disclosed on the Perfection Certificates, so long as the aggregate amount maintained in such account does not at any time exceed (1) on or prior to December 31, 2021, Fifty Thousand Dollars ($50,000.00) and (2) during the period commencing on January 1, 2022 through and including December 31, 2022, Twenty-Five Thousand Dollars ($25,000.00).”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9(b) thereof:

“ and (B) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) for the six (6) month period ending October 31, 2020 and for the six (6) month period ending on the last day of each month thereafter.”

and inserting in lieu thereof the following:

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“, (B) Two Million Two Hundred Fifty Thousand Dollars ($2,250,000.00) for the six (6) month periods ending October 31, 2020, November 30, 2020, December 31, 2020, January 31, 2021, February 28, 2021, March 31, 2021, April 30, 2021, May 31, 2021, June 30, 2021, July 31, 2021, and August 31, 2021, (C) Two Million Five Hundred Thousand Dollars ($2,500,000.00) for the six (6) month periods ending September 30, 2021, October 31, 2021, and November 30, 2021, (D) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) for the six (6) month periods ending December 31, 2021, January 31, 2022, February 28, 2022, March 31, 2022, April 30, 2022, May 31, 2022, and June 30, 2022, and (E) Three Million Dollars ($3,000,000.00) for the six (6) month period ending July 31, 2022, and for the six (6) month period ending on the last day of each month thereafter.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.7 thereof:

“; (iii) repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000.00) per fiscal year; and”

and inserting in lieu thereof the following:

“; (iii) repurchase (A) the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000.00) per fiscal year and (B) Parent Borrower’s Series A Preferred Stock, in connection with, and solely using the proceeds received from (1) substantially contemporaneous sales of Parent Borrower’s common stock or (2) the substantially contemporaneous exercise of certain warrants to purchase stock issued by Parent Borrower in connection with Parent Borrower’s acquisition of CareCloud Health or Meridian Medical; and”

6	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“ “CareCloud Acquisition” is CareCloud Acquisition, Inc., a Delaware corporation.”

“ “CareCloud Health” is CareCloud Health, Inc., a Delaware corporation.”

“ “Fifth LMA Effective Date” is September 21, 2021.”

“ “medSR” is MEDSR, INC., a Delaware corporation.”

“ “Meridian Medical” is Meridian Medical Management, Inc., a Delaware corporation.”

“ “MTBC Acquisition” is MTBC Acquisition, Corp., a Delaware corporation.”

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“ “Pakistani Subsidiary” is MTBC (Private) Limited, Parent Borrower’s Subsidiary organized under the laws of Pakistan.”

7	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Borrower” means, individually and collectively, jointly and severally, Parent Borrower, Acquisition, Health, Management, MTBC-Med, CareCloud, Meridian, Origin Solutions, and Origin Holdings.”

“ “Management” is MTBC Practice Management, Corp., a Delaware corporation.”

“ “Parent Borrower” is defined in the preamble hereof.”

“ “Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000.00).”

“ “Revolving Line Maturity Date” October 13, 2021.”

and inserting in lieu thereof the following:

“ “Borrower” means, individually and collectively, jointly and severally, Parent Borrower, MTBC Acquisition, Management, CareCloud Health, Meridian Medical, medSR, and CareCloud Acquisition.”

“ “Management” is CareCloud Practice Management, Corp., a Delaware corporation.”

“ “Parent Borrower” is CareCloud, Inc., a Delaware corporation.”

“ “Revolving Line” is an aggregate principal amount equal to Twenty Million Dollars ($20,000,000.00).”

“ “Revolving Line Maturity Date” October 13, 2023.”

8	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Acquisition” is MTBC Acquisition, Corp., a Delaware corporation.”

“ “CareCloud” is CareCloud Corporation, a Delaware corporation.”

“ “Health” is MTBC Health, Inc., a Delaware corporation.”

“ “Meridian” is Meridian Billing Management Co., a Vermont corporation.”

“ “MTBC-Med” is MTBC-Med, Inc., a Delaware corporation.”

“ “Origins Solutions” is Origin Healthcare Solutions LLC, a Delaware limited liability company.”

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“ “Origin Holdings” is Origin Holdings Inc., a Delaware corporation.”

9	The Compliance Statement appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Statement attached as Schedule 1 hereto.

B.	Consent. Borrower has notified Bank that it intends on forming Pakistani Subsidiary (the “Permitted Subsidiary”). Bank hereby consents to Borrower forming the Permitted Subsidiary, so long as (a) Borrower does not assume or incur any Indebtedness or Liens in connection with the formation of the Permitted Subsidiary, (b) Borrower does not use or transfer any of its cash or other property in connection with forming the Permitted Subsidiary, other than Permitted Investments, and (c) no Event of Default exists at the time of the formation of the Permitted Subsidiary and the formation of the Permitted Subsidiary does result in an Event of Default.

9. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

10. PERFECTION CERTIFICATES.

(a) Parent hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “Parent Perfection Certificate”) delivered by Parent to Bank, and acknowledges, confirms and agrees that the disclosures and information Parent provided to Bank in the Parent Perfection Certificate have not changed, as of the date hereof.

(b) MTBC Acquisition hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “MTBC Acquisition Perfection Certificate”) delivered by MTBC Acquisition to Bank, and acknowledges, confirms and agrees that the disclosures and information MTBC Acquisition provided to Bank in the MTBC Acquisition Perfection Certificate have not changed, as of the date hereof.

(c) Management hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “Management Perfection Certificate”) delivered by Management to Bank, and acknowledges, confirms and agrees that the disclosures and information Management provided to Bank in the Management Perfection Certificate have not changed, as of the date hereof.

(d) CareCloud Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “CareCloud Health Perfection Certificate”) delivered by CareCloud Health to Bank, and acknowledges, confirms and agrees that the disclosures and information CareCloud Health provided to Bank in the CareCloud Health Perfection Certificate have not changed, as of the date hereof.

(e) Meridian Medical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 21, 2021 (the “Meridian Medical Perfection Certificate”) delivered by Meridian Medical to Bank, and acknowledges, confirms and agrees that the disclosures and information Meridian Medical provided to Bank in the Meridian Medical Perfection Certificate have not changed, as of the date hereof.

(f) In connection with this Agreement, medSR delivered to Bank a Perfection Certificate signed by medSR dated as of the date of this Agreement (the “medSR Perfection Certificate”). medSR represents and warrants to Bank that: (i) medSR’s exact legal name is that indicated on the medSR Perfection Certificate and on the signature page hereof; and (ii) medSR is an organization of the type, and is organized in the jurisdiction, set forth in the medSR Perfection Certificate; and (iii) the medSR Perfection Certificate accurately sets forth medSR’s organizational identification number or accurately states that medSR has none; (iv) the medSR Perfection Certificate accurately sets forth medSR’s place of business, or, if more than one, its chief executive office as well as medSR’s mailing address if different, and (v) all other information set forth on the medSR Perfection Certificate pertaining to medSR is accurate and complete.

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(g) In connection with this Agreement, CareCloud Acquisition delivered to Bank a Perfection Certificate signed by CareCloud Acquisition dated as of the date of this Agreement (the “CareCloud Acquisition Perfection Certificate”). CareCloud Acquisition represents and warrants to Bank that: (i) CareCloud Acquisition’s exact legal name is that indicated on the CareCloud Acquisition Perfection Certificate and on the signature page hereof; and (ii) CareCloud Acquisition is an organization of the type, and is organized in the jurisdiction, set forth in the CareCloud Acquisition Perfection Certificate; and (iii) the CareCloud Acquisition Perfection Certificate accurately sets forth CareCloud Acquisition’s organizational identification number or accurately states that CareCloud Acquisition has none; (iv) the CareCloud Acquisition Perfection Certificate accurately sets forth CareCloud Acquisition’s place of business, or, if more than one, its chief executive office as well as CareCloud Acquisition’s mailing address if different, and (v) all other information set forth on the CareCloud Acquisition Perfection Certificate pertaining to CareCloud Acquisition is accurate and complete.

Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include, collectively, the Parent Perfection Certificate, the MTBC Acquisition Perfection Certificate, the Management Perfection Certificate, the CareCloud Health Perfection Certificate, the Meridian Medical Perfection Certificate, the medSR Perfection Certificate, and the CareCloud Acquisition Perfection Certificate.

11. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

12. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

13. RELEASE BY BORROWER.

A.	FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

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C.	By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.	This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1	Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

2	Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Agreement are contractual and not a mere recital.

4	This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

5	Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

14. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Agreement.

15. COUNTERSIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

EXISTING BORROWER:

CARECLOUD, INC.		CARECLOUD PRACTICE MANAGEMENT, INC.

By	/s/ Kimberly Blanche	By	/s/ Kimberly Blanche
Name:	Kimberly Blanche	Name:	Kimberly Blanche
Title:	General Counsel	Title:	General Counsel

MTBC ACQUISITION, CORP.		CARECLOUD HEALTH, INC.

By	/s/ Kimberly Blanche	By	/s/ Kimberly Blanche
Name:	Kimberly Blanche	Name:	Kimberly Blanche
Title:	General Counsel	Title:	General Counsel

MERIDIAN MEDICAL MANAGEMENT, INC.

By	/s/ Kimberly Blanche
Name:	Kimberly Blanche
Title:	General Counsel

NEW BORROWER

MEDSR, INC.		CARECLOUD ACQUISITION, CORP.

By	/s/ Kimberly Blanche	By	/s/ Kimberly Blanche
Name:	Kimberly Blanche	Name:	Kimberly Blanche
Title:	General Counsel	Title:	General Counsel

BANK:

SILICON VALLEY BANK

By	/s/ Michael McMahon
Name:	Michael McMahon
Title:	Director

11

SCHEDULE 1

EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:	___________
FROM:	CARECLOUD, INC., MTBC ACQUISITION, CORP.,
CARECLOUD PRACTICE MANAGEMENT, CORP., CARECLOUD HEALTH, INC.,
MERIDIAN MEDICAL MANAGEMENT, INC., MEDSR, INC.,
AND CARECLOUD ACQUISITION, CORP.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited) on Form 10-K	Within 5 days after filing with SEC
10-Q and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Repeatable Revenue Statements	Monthly within 30 days	Yes No
Board-approved projections	FYE within 30 days, and as updated/ amended	Yes No

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Liquidity Ratio (at all times; tested monthly)	> _1.25 : 1.0*	______ : 1.0	Yes No
Adjusted EBITDA (trailing six-month; tested monthly)	> _______**	______ : 1.0	Yes No N/A

* As set forth in Section 6.9(a) of the Agreement

** As set forth in Section 6.9(b) of the Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:   ____________________

I. Liquidity Ratio (at all times) (tested as of the dates and for the periods set forth in Section 6.9(a))

Required: > 1.25 : 1.0

*As set forth in Section 6.9(a) of the Agreement

Actual:   ___ : 1:0

A.	Aggregate value of Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained with Bank and Bank’s Affiliates	$___________
B.	Aggregate value of Borrower’s net billed accounts receivable	$___________
C.	The sum of lines A and B	$___________
D.

All obligations and liabilities of Borrower to Bank (other than any obligations related to Bank Services that are secured by specifically pledged and segregated cash on terms and in amounts satisfactory to Bank in its sole discretion)

$___________
E.	Liquidity Ratio (line C divided by line D)	___________

Is line E equal to or greater than the amount set forth above?

______ No, not in compliance     ______ Yes, in compliance

II.	Adjusted EBITDA (trailing six-month) (tested as of the dates and for the periods set forth in Section 6.9(b))

Required:   $_________________**

**As set forth in Section 6.9(b) of the Agreement.

Actual:   $_________________

A.		Net Income	$___________

B.		To the extent included in the determination of Net Income

	1.	Interest Expense	$__________

	2.	Income tax expense	$__________

	3.	Depreciation	$__________

	4.	Amortization expense	$__________

	5.	Non-cash stock-based compensation expense	$__________

	6.	Stock-based compensation payable in cash (not to exceed $250,000 per fiscal year)	$__________

	7.	Foreign currency gains and losses	$__________

	8.	Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions that occurred prior to the Effective Date	$__________

9.

Gain or loss resulting from the change in the value of contingent consideration and non-recurring transaction and integration costs related to acquisitions occurring on or after the Effective Date to the extent approved by Bank on a case-by-case basis in its sole discretion

$__________

	10.	The sum of lines 1 through 9	$__________

C.		Unfinanced capital expenditures	$__________

D.		Capitalized software expenses	$__________

E.		The sum of lines C and D

F.		Adjusted EBITDA (line A plus line B.10 minus line E)	$__________

Is line F equal to or greater than the required amount set forth above?

______ No, not in compliance     ______ Yes, in compliance